Exhibit 23.1

CONSENT OF INDEPEDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-192359) of The J.G. Wentworth Company 2013 Omnibus Incentive Plan,

(2)	Registration Statement (Form S-3 No. 333-205699) of The J.G. Wentworth Company, and

(3)	Registration Statement (Form S-3 No. 333-203111) of The J.G. Wentworth Company;
of our report dated March 29, 2017, with respect to the consolidated financial statements of The J.G. Wentworth Company included in this Annual Report (Form 10-K) of The J.G. Wentworth Company for the year ended December 31, 2016.

/s/ Ernst & Young LLP
Boston, MA
March 29, 2017